EXHIBIT 10.1

BRIDGE LOAN AGREEMENT

by and between

GRANITE CITY FOOD & BREWERY LTD.

and

GRANITE CITY RESTAURANT OPERATIONS, INC.,

as Borrowers

and

HARMONY EQUITY INCOME FUND, L.L.C.

as Administrative Agent and as a Lender,

and the Lenders party hereto

Dated as of March 30, 2009

THIS LOAN AGREEMENT (“Agreement”), dated as of March 30, 2009, is made by and among GRANITE CITY FOOD & BREWERY, LTD. (“Granite City”), and GRANITE CITY RESTAURANT OPERATIONS, INC. (“GCROI”), each a Minnesota corporation (each of Granite City and GCROI, a “Borrower,” and collectively, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and HARMONY EQUITY INCOME FUND, L.L.C., a South Dakota limited liability company, as Administrative Agent.

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.1            Defined Terms.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

“Administrative Agent”:  Harmony Equity Income Fund, L.L.C., a South Dakota limited liability company in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Adverse Event”: The occurrence of any event, or series of events, that could have material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of either Borrower, or their Affiliates or on the ability of either Borrower or any other party obligated thereunder to perform its obligations under the Loan Documents.

“Affiliate” or “Affiliates” Any Person controlled by, or controlling or under common control with either Borrower, including any subsidiary of either Borrower.  For purposes of this definition, “control” means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

“Aggregate Loan Commitment” means an aggregate principal amount of up to One Million and No/100 Dollars ($1,000,000.00).

“Agreement”: This Loan Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

“Business Day”: Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national Lenders are permitted to be open in Minneapolis, Minnesota.

“Capitalized Lease”: Any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

“Change in Control”:  Any act or event (including any assignment, sale, disposition or issuance, which results in, or with the passage of time will result in, any Person owning directly or indirectly, 50% or more of the capital stock of either Borrower; provided that a Change in Control shall not be deemed to have occurred as a result of: (a) Granite City’s sale of equity securities to any Person for cash or other monetary consideration in a private placement or public offering transaction approved by Granite City’s board of directors and which does not provide for the resignation or replacement of all or a majority of Granite City’s directors; or (b) the acquisition of capital stock pursuant to this Agreement or any other rights to acquire Granite City’s capital stock existing prior to the date of this Agreement.

“Code”: The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

“Constituent Documents” means with respect to any Person, as applicable, such Person’s certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person’s existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person’s owners.

“Default”: Any event which, with the giving of notice to the Borrowers or lapse of time, or both, would constitute an Event of Default.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with regulations thereunder.

“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of a group of which either Borrower is a member and which is treated as a single employer under Section 414 of the Code.

“Event of Default”: Any event described in Section 7.1.

“GAAP”: Generally accepted accounting principles as applied in the preparation of the financial statements.

“Indebtedness”: Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor’s balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services not incurred in the ordinary course of business; (d) any obligation as lessee under any Capitalized Lease other than under any  existing Capitalized Lease; (e) and all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer or of any Subsidiary.

“Investments”:  As to any Person, any direct or indirect acquisition or investment by such Person, whether by means of:  (a) the purchase or other acquisition of capital stock or other securities of another Person; (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person; or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Leasehold Mortgage” The Leasehold 180-Day Redemption Mortgage and Security Agreement and Fixture Filing Statement of even date herewith executed by the Borrowers, as Mortgagors, and delivered to the Administrative Agent, as Mortgagee, pursuant to which the Borrowers have granted a mortgage on the leasehold estate to the Administrative Agent to secure, among other things, payment of the Notes, as the same may hereafter be amended or modified.

“Lien”: Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

“Loan Documents”: This Agreement, the Notes, the Leasehold Mortgage, the Security Agreement, the Patent and Trademark Security Agreement, the Warrants, the IP Agreement, Transition Services Agreement, Investors Rights Agreement  and each other instrument, document, guaranty, security agreement, mortgage, or other document or agreement executed and delivered by either Borrower or any guarantor or party in connection with this Agreement, the Loans, or any collateral for the Loans, as each of the same may be amended, modified or renewed from time to time.

“Loan” or “Loans”: The Loans extended by the Lenders and described in Section 2.1.

“Maturity Date”: October 1, 2010.

“Mortgaged Property”:  The property subject to the Leasehold Mortgage.

“Notes”: The notes made payable to the order of the Lenders by Borrowers and described in Section 2.3 as the same may be amended, supplemented and renewed from time to time.

“Obligations”:  The Notes and each and every other debt, liability and obligation of every type and description which either Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving any Lender alone or in a transaction involving other creditors of the Borrowers, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrowers arising under any credit document or guaranty between the either Borrower and the Administrative Agent and/or Lenders, whether now in effect or hereafter entered into.

“Patent and Trademark Security Agreement”:  The Patent and Trademark Security Agreement of even date herewith executed by Granite City and delivered by the Administrative Agent pursuant to which Granite City has granted a lien on its intellectual property to the Administrative Agent to secure, among other things, payment of the Notes, as the same may hereafter be amended or modified.

“PBGC”: The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

“Person”: Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan”: An employee benefit plan or other plan, maintained for employees of either Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

“Reportable Event”: A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

“Required Lenders”:  As of any date of determination, Lenders holding at least 50.1% of the aggregate principal amount then outstanding under the Notes.

“SEC”:  The Securities and Exchange Commission.

“Security Agreement” The Security Agreement of even date herewith executed by the Borrowers and delivered to the Administrative Agent pursuant to which the Borrowers have granted a Lien on the collateral described therein to the Administrative Agent to secure, among other things, payment of the Notes, as the same may hereafter be amended or modified.

“Sioux Falls Restaurant” or “Restaurant”:  The restaurant operated by the Borrowers located at 2620 S. Louise Avenue, Sioux Falls, South Dakota.

“Subsidiary”: Any Person of which more than fifty percent (50%) of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such Person, regardless of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrowers, by the Borrowers and one or more other Subsidiaries, or by one or more other Subsidiaries.

Section 1.2            Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Article V and Article VI hereof) shall be made in accordance with GAAP consistently applied. Any reference to “consolidated” financial terms shall be deemed to refer to those financial terms as applied to the Borrowers and their Affiliates in accordance with GAAP.

Section 1.3            Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding.”

Section 1.4            Other Definitional Terms. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.

ARTICLE II
LOANS

Section 2.1            Loans. Subject to the terms and conditions of this Agreement, each Lender hereby agrees to severally make a loan (each a “Loan,” and collectively, the “Loans”) to the Borrowers in the aggregate principal amount equaling the Aggregate Loan Commitment.  The amount initially loaned on the date hereof by each Lender is set forth on Schedule 2.1, attached hereto.  The proceeds of the Loans shall be used by the Borrowers for general working capital purposes and amounts borrowed that are repaid or prepaid by Borrowers may not be re-borrowed.  To the extent that the initial Loans advanced hereunder are less than the Aggregate Loan Commitment, then on or before April 30, 2009, the Lenders will make additional loans to the Borrowers, or shall cause additional Lenders to make Loans to the Borrowers, until the aggregate of all Loans outstanding hereunder equals the Aggregate Loan Commitment.  Upon receipt of a Note executed by Borrower and payable to the order of a Lender and, in the case of an additional Lender, an executed signature page to this Agreement by such Lender, Agent shall replace Schedule 2.1 and provide notice to the Borrowers and Lenders.

Section 2.2            Additional Loans.  Lenders may, but shall not be obligated to, make additional Loans to Borrowers on substantially the same terms and conditions contained herein (“Additional Loans”) upon the following conditions being met:  (a)  Borrowers initiate a written request for additional funding; (b) existing or new lenders are available and willing to make such Loans; (c) Borrowers are able to pledge collateral related to either its St. Cloud, MN or Fargo, ND restaurants, including a mortgage on the respective leasehold interests; (d) no Default or Event of Default exists or is continuing; and (e) Borrowers and Lenders agree to amendments to the Loan Documents necessary to complete such additional Loans.  For avoidance of doubt, Borrowers and Lenders agree that if such conditions are met and Lenders do not give Borrowers notice within 30 calendar days of receipt of such written notice that they will make the Additional Loans, Borrowers may obtain the Additional Loans from new lenders.  In the event that Borrowers obtain the Additional Loans from new lenders, the Lenders may elect, at their option, to accept all of the terms and conditions of the Additional Loans, and if the Lenders so elect, the Borrowers and Lenders hereby agree to modify the Loan Documents to reflect such new terms, from and after the date of the initial funding of the Additional Loans.

Section 2.3            Note. The Borrowers’ obligation to repay each Loans is joint and several, and shall be evidenced by a Note payable to the order of each respective Lender in the amounts set forth on Schedule 2.1, and in the form attached hereto as Exhibit A (as may be amended, modified or supplemented, renewed or replaced from time to time, each a “Note,” and collectively, the “Notes”).  The terms of the Note are incorporated herein by this reference.

Section 2.4            Payments and Prepayments.

(a)            Scheduled Payments.  The principal amount outstanding under the Loans shall be payable in six equal monthly installments commencing on May 1, 2010 and on the first day of each month thereafter, with the final installment of any unpaid principal due on the Maturity Date.

(b)           Voluntary Prepayments.  Borrowers may, upon 30 days prior notice to the Administrative Agent, voluntarily prepay the Loans in whole or in part without premium or penalty.

(c)            Mandatory Prepayments.  Borrowers shall prepay the Loans in full: (i) at the request of the Lenders after an Event of Default hereunder; or (ii) upon the closing of a financing transaction or transactions resulting in Borrowers’ receipt of $4,000,000 or more in proceeds from the sale of equity or securities convertible into equity of Granite City, Borrowers shall immediately set aside funds sufficient to prepay the Obligations hereunder and under the Notes in full and, within three (3) Business Days following such closing, Borrowers shall give Administrative Agent and Lenders notice that such closing has occurred and that the Loans will be prepaid in full on the 30th day following the delivery of such notice.

Notwithstanding anything to the contrary contained herein, each Lender reserves the right to exercise its right of Conversion as provided in the Notes prior to any repayment or prepayment by the Borrowers.

Section 2.5            Interest Rates, Default Interest, Interest Payments.

(a)            Interest Rate.  Interest on the principal amount of the Notes shall accrue interest at an annual fixed rate equal to nine percent (9.0%).

(b)           Default Rate.  From and after the occurrence of any Event of Default, the principal balance of the Notes shall bear interest until such Event of Default is waived or cured, at an annual fixed rate equal to twelve percent (12.0%).

(c)            Payments and Computation.  Interest accrued hereunder shall be payable: (i) quarterly in arrears commencing on July 1, 2009, and on the first day of each consecutive calendar quarter thereafter up to and including April 1, 2010; (ii) monthly in arrears commencing on May 1, 2010, and on the first day of each month thereafter; with a final payment of any accrued and unpaid interest due on the Maturity Date with the final payment of principal.  Interest shall be computed on the basis of a 360-day year, actual days elapsed.

Section 2.6            Payments; Application of Payments. All payments and prepayments on the Notes shall be applied to the Notes pro rata on the basis of the proportion that the then-outstanding principal amount of any Note bears to the aggregate then-outstanding principal amount of all such Notes and, such prepayments shall be applied first to the payment of costs of collection that may be due hereunder, then to the payment of accrued interest, and then to the payment of principal (in the inverse order of maturity).  Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under this Agreement payable to the Administrative Agent for the benefit of the respective Lenders shall be made to the Administrative Agent at its main office in Sioux Falls, South Dakota, without setoff or counterclaim, in immediately available funds not later than 1:00 P.M. South Dakota time (CST or DST, as applicable) on the dates called for under this Agreement.  Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or under the Loan Documents shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

Section 2.7            Collateral. As security for all indebtedness and other obligations of Borrowers to Lender, (a) Granite City agrees to grant to Administrative Agent (i) security interests in the collateral described in the Security Agreement, and (ii) subject to the IP Agreement, a security interest in all of Granite City’s intellectual property, described in the Patent and Trademark Security Agreement; and (b) GCROI agrees to grant to Administrative Agent (i) security interests in the collateral described in the Security Agreement, and (ii) the Leasehold Mortgage.  Borrowers hereby agree to execute and deliver such additional documents as are necessary to evidence and perfect the respective security interests.  Borrowers shall pay to Administrative Agent immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Lender personnel), expended or incurred by Administrative Agent in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.1            Conditions of Funding. The making of the Loans shall be subject to the prior or simultaneous fulfillment of the following conditions:

(a)            Documents. The Administrative Agent shall have received the following duly executed and/or delivered by each party thereto and otherwise in the form and substance acceptable to the Administrative Agent:

(i)            A Note in favor of each Lender a party hereto in the form attached hereto as Exhibit A.;

(ii)           This Agreement;

(iii)          An executed warrant (the “Warrant”) in favor of each Lender, to purchase a pro-rata portion of an aggregate of 400,000 shares of Granite City’s common stock, based on the portion of the Aggregate Loan Commitment advanced by such Lender hereunder; such warrant shall be in the form attached hereto as Exhibit B, and shall have a per share exercise price equal to 110% of the closing sales price of Granite City’s common stock reported on the Nasdaq Stock Market on the date of this Agreement, which exercise price will remain the same for any Warrants issued upon the funding of additional Loans committed to by the Lenders pursuant to Section 2.1 of this Agreement;

(iv)          An Investors’ Rights Agreement executed by Granite City and each Lender a party hereto in the form attached hereto as Exhibit C;

(v)           The IP Agreement by and between Granite City and Administrative Agent setting forth the rights with respect to the use of Granite City’s intellectual property;

(vi)          The Transition Services Agreement by and among the Borrowers and Administrative Agent;

(vii)         The Security Agreement and the Patent and Trademark Security Agreement;

(viii)        The Lessor’s Consent executed by DHW Leasing, L.L.C. in favor of Agent acknowledging the security interest granted by Granite City in favor of Administrative Agent;

(ix)           The Secured Party’s Consent executed by Great Western Bank

(x)            The Leasehold Mortgage;

(xi)           A Memorandum of Lease and Consent to Encumbrance and Assignment of Leases and Rents executed by Douglas J. Johnson and Granite City in favor of Administrative Agent;

(xii)          Copies of any existing leases between either Borrower and the landlord of the Sioux Falls Restaurant (the “Real Estate Leases”);

(xiii)         Copies of any existing equipment leases for any equipment located at or used in the operation of the Restaurant, (the “Equipment Leases”);

(xiv)        A certificate of each Borrower’s Secretary or Assistant Secretary certifying that attached to such certificate are:  (i) resolutions of such Borrower’s Board of Directors and, if required, the shareholders, authorizing the execution, delivery and performance of the Loan Documents; (ii) true, correct and complete copies of such Borrower’s Constituent Documents, and (iii) examples of the signatures of such Borrower’s officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and to request the loans hereunder; and

(xv)         Such other documentation or agreements requested by Administrative Agent.

(b)           Compliance. The Borrowers shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrowers prior to or simultaneously with the funding of the loan contemplated herein.

(c)            Insurance.  Each Borrower shall have delivered to Administrative Agent evidence of insurance coverage on all such Borrower’s property, in form, substance, amounts, covering risks and issued by companies satisfactory to Administrative Agent, and with respect to the Sioux Falls Restaurant, with loss payable endorsements in favor of Administrative Agent as its interest appears, including without limitation, policies of fire and extended coverage insurance covering the Sioux Falls Restaurant any collateral located therein.

(d)           Title Insurance.  Administrative Agent shall have received an ALTA Policy of Title Insurance, with such endorsements as Administrative Agent may require, issued by a company and in form and substance satisfactory to Administrative Agent, in such amount as Administrative Agent shall require, insuring each Lender’s lien on the leasehold interest in the Sioux

Falls Restaurant to be of first priority, subject only to such exceptions as Administrative Agent shall approve in its discretion, with all costs thereof to be paid by Borrowers.

(e)            Other Matters. All organizational and legal proceedings relating to the Borrowers and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Administrative Agent and its counsel, and Administrative Agent and each Lender shall have received all information and copies of all documents, including records of corporate proceedings, as Administrative Agent, such Lender or its respective counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

(f)            Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the date hereof.

(g)           No Default. No Default or Event of Default shall have occurred and be continuing on the date hereof.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make Loans hereunder, each Borrower represents and warrants to the Administrative Agent and the Lenders:

Section 4.1            Organization, Standing, Etc. Each Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to carry on its businesses as now conducted, and to enter into the Loan Documents and to issue the Notes and to perform its obligations under the Loan Documents. Each Borrower is duly qualified and in good standing as a foreign entity in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary, except where the failure to so qualify would not result in an Adverse Event.

Section 4.2            Authorization and Validity. The execution, delivery and performance by the Borrowers of the Loan Documents have been duly authorized by all necessary corporate action by each Borrower, and the Loan Documents constitute the legal, valid and binding obligations of each Borrower, enforceable against the Borrowers in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

Section 4.3            Subsidiaries.  Except as set forth on Schedule 4.3, neither Borrower has any Subsidiaries; Granite City owns all of the issued and outstanding stock of GCROI; and the Subsidiaries other than GCROI in the aggregate own less than 1.0% of the total assets of Borrowers in the aggregate, directly or indirectly.

Section 4.4            No Conflict; No Default. The execution, delivery and performance by the Borrowers of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrowers, (b) violate or contravene any provisions of the Constituent Documents or any other organizational documents of the Borrowers, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which either Borrower is a party or by which it or any of such Borrower’s properties may be bound or result in the creation of any Lien on any asset of such Borrower. The Borrowers are not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event. No Default or Event of Default has occurred and is continuing.

Section 4.5            Governmental Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of either Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

Section 4.6            Financial Statements and Condition. The Borrowers’ audited consolidated financial statements as of December 30, 2008, as heretofore furnished to the Lender, have been prepared on a consistent basis and (in the case of the audited financial statements) in accordance with GAAP and fairly present the financial condition of the Borrowers as at such date and the results of its operations and changes in financial position for the respective periods then ended. As of the date of such financial statements, the Borrowers did not have any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto.  Since December 30, 2008, no Adverse Event has occurred and is continuing.

Section 4.7            Litigation and Contingent Liabilities. Except as disclosed on Schedule 4.7, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened against or affecting the Borrowers or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrowers, could constitute an Adverse Event. Except as disclosed on Schedule 4.7, the Borrowers do not have any contingent liabilities which are material to the Borrowers.

Section 4.8            Compliance. The Borrowers and the Mortgaged Property are each in material compliance with all statutes and governmental rules and regulations applicable to them.

Section 4.9            Environmental, Health and Safety Laws. There does not exist any material violation by the Borrowers, or with respect to the Sioux Falls Restaurant, of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters that (a) with respect to either Borrower, will or threatens to impose a material liability on such Borrower or which would require a material expenditure by either Borrower to cure, or (b) with respect to the Sioux Falls Restaurant, will or threatens to impose any material liability on either Borrower.

Section 4.10         ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements.  No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan.  All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA.  The current value of the Plans’ benefits guaranteed under Title IV or ERISA does not exceed the current value of the Plans’ assets allocable to such benefits.

Section 4.11         Ownership of Property; Liens. The Borrowers have good record and marketable title to, or valid leaseholds interests in, all real property necessary or used in the ordinary conduct of the Borrowers’ business and good and sufficient title to its other properties, including all properties and assets referred to as owned by the Borrowers in the audited financial statements of the Borrowers referred to in Section 4.6 (other than property disposed of since the date of such financial statements in the ordinary course of business).  None of the properties, revenues or assets of the Borrowers is subject to a Lien, except for Liens described in such financial statements or allowed under Section 6.1.

Section 4.12         Taxes. The Borrowers have filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrowers). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrowers in respect of taxes and other governmental charges are adequate.

Section 4.13         Insurance.  The properties of Borrowers are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning or occupying similar properties in localities where the Borrowers operate.

Section 4.14         Investment Company Act. Neither Borrower is an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended.

Section 4.15         No Subordination.  There is no agreement, indenture, contract or instrument to which either Borrower is a party or by which either Borrower may be bound that requires the subordination in right of payment of any of such Borrower’s obligations subject to this Agreement to any other obligation of such Borrower.

Section 4.16         Permits, Franchises.  Each Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required to enable it to conduct the business in which it is now engaged in compliance with applicable law, except where the failure to possess such permits, consents, approvals, franchises and licenses would not result in an Adverse Event.

Section 4.17         Intellectual Property.  Each Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights and other rights that are reasonably necessary for the operation of its business.  The use of such intellectual property by Borrower and the operation of its business does not infringe any valid and enforceable intellectual property rights of any other Person, except to the extent any such infringement could not, individually or in the aggregate, be expected to have an Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or to either Borrower’s knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or to the knowledge of either Borrower, proposed, which could individually or in the aggregate reasonably be expected to have a Adverse Effect.

ARTICLE V
AFFIRMATIVE COVENANTS

From the date of this Agreement and thereafter until the Loans and all of the Borrowers’ other obligations under this Agreement have been paid in full, unless the Required Lenders shall otherwise expressly consent in writing, the Borrowers will do all of the following:

Section 5.1            Financial Statements and Reports. Furnish to the Administrative Agent for delivery to each Lender:

(a)            As soon as available and in any event not later than the earlier of: (i) five days of filing with the SEC, or (ii) 120 days after the end of each fiscal year of the Borrower, the annual audit report of Granite City and its Subsidiaries prepared on a consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and stockholders’ equity, and a consolidated  balance sheet as at the end of such year, certified without qualification by independent certified public accountants included in Granite City’s Form 10-K report filed with the SEC, together with any management letters, management reports or other supplementary comments or reports to Granite City or its board of directors furnished by such accountants and requested by the Administrative Agent.

(b)           As soon as available, and in any event not later than the earlier of: (i) five days of filing with the SEC, or (ii) 45 days after the end of each fiscal quarter, Granite City’s Form 10-Q Report filed with the SEC, including a consolidated unaudited balance sheets of Granite City and its Subsidiaries as of the end of each such fiscal quarter and related consolidated statement of income, cash flow and changes in financial position of Granite City and its Subsidiaries for each such month and for the year to date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous year, all prepared in accordance with GAAP applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 4.6; and together with such 10-Q Report, a certification evidencing Granite City’s compliance with Section 5.2 (a) and (b) hereof.

(c)            Together with the financial statements furnished under (a) and (b), a certificate of Granite City’s chief financial officer, substantially in the form of Exhibit D hereto, stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly represent Granite City’s combined, consolidated and consolidating financial position and the results of its operations for such period, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts and reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with all financial covenants set forth in this Agreement.

(d)           As soon as available and in any event not later than 15 days after each fiscal month-end, an unaudited income statement for the Restaurant as of the preceding month end and for the fiscal year-to-date, together with a certificate of Granite City’s chief financial officer certifying: (i) that the Restaurant income statement has been prepared in accordance with GAAP, consistently applied and fairly represents the results of the Restaurant’s operations for such period, (ii) a calculation of the IROP (as hereinafter defined) of the Restaurant operations for the purposes of determining compliance with Section 5.2(a) hereof, and (iii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default not previously reported and remedied and, if so, stating in reasonable detail the facts with respect thereto.

(e)            On or about December 15, 2009, but in any event within 10 days after the beginning of each fiscal year of the Borrower, the Borrowers will deliver to the Administrative Agent the projected financial statements of the Borrowers and their Subsidiaries for such fiscal year, each in reasonable detail, representing the Borrowers’ good faith projections and certified by Granite City’s chief financial officer as being the most accurate projections available and identical to the projections used by the Borrowers for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Administrative Agent may in its discretion require.

(f)            On or about December 15, 2009, but in any event within 10 days after the beginning of each fiscal year of the Borrowers, the Borrowers will deliver to the Administrative Agent the projected monthly income statements of the Restaurant for such fiscal year, in reasonable detail, representing the Borrowers’ good faith projections and certified by Granite City’s chief financial officer as being the most accurate projections available and identical to the projections used by the Borrowers for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Administrative Agent may in its discretion require.

(g)           Promptly upon their distribution, copies of all financial statements, reports and proxy statements, which the Granite City shall have sent to its shareholders.

(h)           Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Granite City and copies of all annual, regular, periodic and special reports and registration statements that Granite may file or be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Exchange Act, and, in each case, not otherwise required to be delivered to Administrative Agent pursuant hereto.

(i)             Immediately upon becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrowers propose to take with respect thereto.

(j)             Immediately upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any “prohibited transaction” (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrowers propose to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

(k)            Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which could constitute an Adverse Event, and the steps being taken by the Person(s) affected by such proceeding.

(l)             Immediately upon becoming aware of the occurrence thereof, notice of any default or event of default under the Equipment or Real Estate Leases or any other documents or agreements relating to the Restaurant;

(m)           Immediately upon becoming aware of the occurrence thereof, notice of any default or event of default under any agreement or document that causes, or could reasonably be expected to cause, an Adverse Event;

(n)           Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by either Borrower and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by either Borrower which are related to the Sioux Falls Restaurant or otherwise material to the operations of the Borrower, or (ii) which will or threatens to impose a material liability on the Borrowers or which will require a material expenditure by the Borrowers to cure any alleged problem or violation.

(o)           From time to time, such other information regarding the business, operation and financial condition of the Borrowers and any collateral security the Obligations as the Administrative Agent may reasonably request.

Section 5.2            Financial Covenants.

(a)            Minimum Income from Restaurant Operations.  For each period set forth below, maintain minimum operating income from the Restaurant before interest, taxes, depreciation and amortization (“IROP”), measured as of the end or each month on a rolling three-month average, of at least the amount set forth below for each such measurement date, as IROP has historically been calculated by the Borrowers in accordance with GAAP:

Period Ending	Minimum IROP
March 31, 2009	$56,300
April 28, 2009	$59,144
May 26, 2009	$65,794
June 30, 2009	$69,350
July 28, 2009	$72,654
August 25, 2009	$70,301
September 29, 2009	$67,533
October 27, 2009	$64,832
November 24, 2009	$62,537
December 29, 2009	$62,183
January 26, 2010	$58,735
February 23, 2010	$56,733

March 30, 2010	$56,300
April 27, 2010	$59,144
May 25, 2010	$65,794
June 29, 2010	$69,350
July 27, 2010	$72,654
August 31, 2010	$70,301
September 28, 2010	$67,533
October 26, 2010	$64,832
November 30, 2010	$62,537
December 28, 2010	$62,183

(b)           Minimum Consolidated Revenue.  Maintain Borrowers’ net consolidated revenue on a quarterly basis, and calculated as net consolidated revenues have been historically calculated by the Borrowers, in an amount not less than the amount set forth below for such period:

Quarter Ending	Net Revenue
March 31, 2009	$19,231,625
June 30, 2009	$23,137,580
September 29, 2009	$22,516,093
December 29, 2009	$22,840,619
March 30, 2010	$19,231,625
June 29, 2010	$23,137,580
September 28, 2010	$22,516,093
December 28, 2010	$22,840,619

Section 5.3            Existence. Maintain its existence as a Minnesota corporation in good standing under the laws of its jurisdiction of formation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

Section 5.4            Insurance. Maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards, including business interruption, as the Administrative Agent may reasonably request, and annually provide written evidence reasonably acceptable to the Lender that the Lender has been named as an additional insured, lender loss payee and mortgagee on such insurance in form acceptable to the Lender.

Section 5.5            Payment of Taxes and Claims. File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith, and as long as the such Borrowers’ title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrowers’ books in accordance with GAAP.

Section 5.6            Inspection. Permit any Person designated by the Administrative Agent to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Administrative Agent may designate.

Section 5.7            Maintenance of Properties. Maintain its properties and equipment used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 5.8            Books and Records. Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

Section 5.9            Compliance. Comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

Section 5.10         ERISA. Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

Section 5.11         Environmental Matters. Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute an Adverse Event.

Section 5.12         Conduct of Business. Continue to engage only in the business engaged in by the Borrowers on the date hereof.

ARTICLE VI
NEGATIVE COVENANTS

From the date of this Agreement and thereafter until the Loans and all of the Borrowers’ other obligations under this Agreement have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrowers will not do any of the following:

Section 6.1            Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens disclosed pursuant to a search of the public records maintained by the Minnesota Secretary of State conducted as of February 5, 2009;

(c)           Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained in accordance with GAAP consistently applied;

(d)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e)           deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)            easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers; and

(g)           purchase money Liens upon or in furniture, fixtures and equipment acquired by Borrowers to secure the purchase price of such furniture, fixtures and equipment or to secure debt incurred solely for the purpose of financing the acquisition of any such furniture, fixtures and equipment, or Liens existing on any such furniture, fixtures and equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price); provided that the indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and provided further, that Borrowers shall not incur purchase money Liens against any assets at the Restaurant in excess of $100,000 in any calendar year without the prior written consent of the Administrative Agent; and

(h)           liens created in favor of the Lenders in connection with additional loans authorized and permitted pursuant to Section 2.2; provided that such liens may not be created against the Restaurant or the assets located on or used in connection with the Restaurant.

Section 6.2            Investments.  Make any Investments, except:

(a)           Investments held by Borrowers in the form of cash and cash equivalents; and

(b)           Investments in Subsidiaries on the date hereof, otherwise made in Subsidiaries in the ordinary course of Borrowers’ business.

(c)           Investments of either Borrower consisting of the formation of a wholly-owned subsidiary in conjunction with a financing transaction in which 100% of the capital stock or other equity interests in such subsidiary are pledged by such Borrower to the Administrative Agent for the benefit of the Lenders and if requested such subsidiary shall become a borrower or guarantor hereunder;

provided, however, that the foregoing Investments shall not be permitted if and to the extent that they are otherwise prohibited pursuant to any other provision of this Agreement or any other Loan Document.

Section 6.3            Indebtedness. Create, incur, assume, increase, become liable on or suffer to exist any Indebtedness, except:

(a)           Indebtedness arising under the Loan Documents;

(b)           Indebtedness existing on the date of this Agreement;

(c)           Indebtedness arising in the ordinary course of either Borrower’s business;

(d)           Purchase money obligations arising from the acquisition of personal property used in the ordinary course of either Borrower’s business; and

(e)           Additional Indebtedness not to exceed $2,000,000 created pursuant to Section 2.2, above.

Section 6.4            Fundamental Changes; Subsidiaries.

(a)           Change its name, federal taxpayer identification number or state of formation, nor assume a different name, nor conduct its business or affairs under any other name without prior consent of the Administrative Agent.

(b)           Merge, dissolve, liquidate, consolidate with or into another Person, change its structure (whether by equity sale, issuance, purchase or otherwise), or sell, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

Section 6.5            Dispositions.  Make any disposition of any collateral or any other property or assets of either Borrower or enter into any agreement to make any disposition of any of the same, except:

(a)           Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)           Dispositions of inventory in the ordinary course of business;

(c)           Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)           Dispositions related to Borrowers’ Rogers, Arkansas store, operations of which have been terminated or Borrower’s leasehold or other interest in a project in Troy, MI, which Borrower has determined not to pursue and will dispose of when such project can be sold; and

(e)            Dispositions which may be required under the terms of loan documents for additional loans which may be made to Borrower as contemplated by Section 2.2.

provided, however, that Borrowers shall undertake commercially reasonable steps to cause any of the foregoing dispositions to be for fair market value.

Section 6.6            Restricted Payments.  Directly or indirectly, declare or pay (a) any dividend or other distribution (whether in cash, securities or other property) with respect to either Borrower’s capital stock or other equity interest of such Borrower, or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of either Borrower’s capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

Section 6.7            Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of any Borrower, except (a) in the ordinary course of business, pursuant to written agreements and on fair and reasonable terms substantially as favorable to such Borrower as would be obtainable by such Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate; and (b) transactions with Affiliates made pursuant to Section 2.2 and Section 6.2(b).

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES

Section 7.1            Events of Default. An Event of Default shall exist if any of the following events or conditions shall occur and be continuing:

(a)           The Borrowers shall fail to make when due, whether by acceleration or otherwise, any payment of principal or interest due on any or all of the Loans or any fee or other amount required to be paid to the Lender pursuant to the Loan Documents for more than ten (10) days after such due date;

(b)           Any representation or warranty made or deemed to have been made by or on behalf of the Borrowers or any Affiliate in the Loan Documents or in any certificate, statement, report or other writing furnished by or on behalf of the Borrowers, or any Affiliate to the Administrative Agent or any Lender pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified, such that the result of any thereof causes, or would be reasonably expected to cause, an Adverse Event;

(c)           Either Borrower fails to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents and the failure causes, or would be reasonably expected to cause, an Adverse Event to the Sioux Falls Restaurant;

(d)           Either Borrower fails to (i) comply with any covenant in Sections 5.2, 5.3, 5.4, 5.5 or in Article VI; or (ii) comply with any other agreement, covenant, condition, provision or term contained in the Loan Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 7.1) and such failure to comply shall continue for 10 calendar days following the Borrowers’ receipt of written notice thereof from the Agent;

(e)           Either Borrower shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of either Borrower or for a substantial part of the property thereof, or for the Sioux Falls Restaurant or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for either Borrower, or for a substantial part of the property thereof, or for the Sioux Falls Restaurant and shall not be discharged within 60 days;

(f)            Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against either Borrower; and, if instituted against either Borrower, shall have a been consented to or acquiesced in by such Borrower or shall remain undismissed for 60 days, or an order for relief shall have been entered against either Borrower, or either Borrower shall take any action, corporate or otherwise, to approve institution of, or acquiescence in, such a proceeding;

(g)           Any dissolution or liquidation proceeding shall be instituted by or against either Borrower and, if instituted against either Borrower, shall be consented to or acquiesced in by such Borrower, or shall remain for 30 days undismissed, or either Borrower shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

(h)           A judgment or judgments for the payment of money in excess of the sum of $250,000 in the aggregate shall be rendered against either Borrower, and such Borrower shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(i)            The institution by either Borrower or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, either Borrower or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $250,000, or the institution by the PBGC of steps to terminate any Plan;

(j)            The maturity of any Indebtedness of the Borrowers that is in the aggregate in excess of $250,000 (other than Indebtedness under this Agreement) shall be accelerated, or either Borrower shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor;

(k)           There occurs a Change of Control;

(l)            Either Borrower shall fail to comply with (i) the Real Estate Leases or Equipment Leases or (ii) any other agreement pertaining to the Restaurant where such failure to comply causes, or would be reasonable expected to cause, an Adverse Event to the Restaurant.

(m)          The resignation or termination of Granite City’s chief executive officer or chief financial officer and Granite City’s failure to replace such individual within 30 days with a candidate reasonably acceptable to Agent;

(n)           The Administrative Agent shall have determined in good faith that an Adverse Event has occurred and that the prospect of payment or performance by the Borrowers of any of their obligations to any Lender, hereunder or under any other instrument, document or agreement, is materially impaired and the condition giving rise to such determination continues for 10 days after notice describing such Adverse Event to the Borrowers by the Administrative Agent.

Section 7.2            Remedies. If (a) any Event of Default described in Section 7.1(e), (f) or (g) shall occur with respect to either Borrower, the outstanding unpaid principal balance of the Notes, the accrued interest thereon and all other Obligations of the Borrowers to the Lenders shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Administrative Agent shall, at the request of, or may, with the consent of the Required Lenders declare that the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other Obligations of the Borrowers to the Lenders to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other document or agreement to the contrary notwithstanding. In addition, upon the occurrence of any Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Required Lenders, the Administrative Agent shall, at the request of, or may, with the consent of the Required Lenders take any or all of the following actions on behalf of itself and the Lenders: (i) exercise all rights and remedies available under each of the Loan Documents and/or any other instrument, document or agreement in favor of the Lenders; and (ii) exercise all rights and remedies under any applicable law.

ARTICLE VIII
ADMINISTRATIVE AGENT AND LENDERS

Section 8.1            Appointment of Administrative Agent.

(a)           Each Lender hereby designates Harmony Equity Income Fund, L.L.C., a South Dakota limited liability company, as Administrative Agent to act as herein specified.  Each Lender hereby irrevocably authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  Except as otherwise provided herein, Administrative Agent shall hold any collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any of the Loan Documents for the benefit of Lenders.  Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

(b)           The provisions of this Article VIII are solely for the benefit of Administrative Agent and Lenders, and Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any Subsidiaries.

Section 8.2          Nature of Duties of Administrative Agent. Administrative Agent shall not have duties, obligations or responsibilities except those expressly set forth in this Agreement and the Loan Documents. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct.  The duties of Administrative Agent shall be mechanical and administrative in nature; Administrative Agent shall not have by reason of this Agreement or the Loan Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or the Loan Documents except as expressly set forth herein.

Section 8.3           Lack of Reliance on Administrative Agent.

(a)           Independently and without reliance upon Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Administrative Agent and any other Lender in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Administrative Agent and any other Lender, and, except as expressly provided in this Agreement, Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

(b)           Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement or the Loan Documents or any notes or the financial or other condition of either Borrower.  Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Loan Documents, or the financial condition of either Borrower, or the existence or possible existence of any Event of Default.

Section 8.4            Certain Rights of Administrative Agent. Administrative Agent shall have the right to request instructions from Required Lenders or all Lenders, as applicable, pursuant to this Agreement, by notice to each Lender.  If Administrative Agent shall request instructions from Required Lenders or all Lenders, as applicable, with respect to any act or action (including the failure to act) in connection with this Agreement, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Required Lenders or all Lenders, as applicable, and Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of Required Lenders or all Lenders, as applicable.

Section 8.5            Reliance by Administrative Agent. Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any of the Loan Documents or any instrument, document or communication furnished pursuant hereto or thereto or in connection herewith or therewith.  Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, electronic mail or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person.  Administrative Agent may consult with legal counsel (including counsel for Borrowers with respect to matters concerning Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 8.6            Indemnification of Administrative Agent. To the extent Administrative Agent is not promptly reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Administrative Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent’s gross negligence or willful misconduct.  If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnities and cease to do, or not commence, the acts to be indemnified against, even if so directed by Required Lenders or all Lenders, as applicable, until such additional indemnification is provided.  The obligations of Lenders under this Section 8.6 shall survive the payment in full of the Obligations, any resignation by Administrative Agent and the termination of this Agreement.

Section 8.7            Administrative Agent in its Individual Capacity. With respect to the Loans made by it pursuant hereto, Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms “Lenders,” “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity.  Administrative Agent may lend money to, acquire equity interests in, and generally engage in any kind of business with Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of this Agreement.

Section 8.8          Successor Administrative Agent.

(a)           Administrative Agent may, upon thirty (30) days’ notice to Lenders and Borrowers, resign at any time (effective upon the appointment of a successor Administrative Agent pursuant to the provisions of this Section 8.8 by giving written notice thereof to Lenders and Borrowers.  Upon any such resignation, Required Lenders shall have the right, upon five (5) days’ notice, to appoint a successor Administrative Agent which, if no Default is continuing, is acceptable to Borrowers (such approval not to be unreasonably withheld).  If no successor Administrative Agent shall have been so appointed by Required Lenders and approved by Borrowers, if applicable, and accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then, upon five (5) days’ notice, the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent.

(b)           Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

Section 8.9            Amendments, Consents and Waivers.

(a)           Except as otherwise provided in this Section 8.9 or in Section 9.1 and except as to matters set forth in other subsections hereof or in any other Loan Document as requiring only Administrative Agent’s consent, the consent of Required Lenders and Borrowers will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents.

(b)           In the event Administrative Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender’s receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

(c)           If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement requiring the consent or approval of all Lenders under Section 9.1, the consent of Required Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then Borrowers shall have the right, so long as all such non-consenting Lenders are either replaced or prepaid as described in clauses (A) or (B) below, to either (A) replace the non-consenting Lenders with one or more replacement Lender so long as such replacement Lender consents to the proposed amendment, modification, termination or waiver or (B) prepay in full the Obligations of the non-consenting Lenders thereby terminating its approval rights.

Section 8.10         Actions with Respect to Defaults. In addition to Administrative Agent’s right (where applicable) to take actions on its own accord as permitted under this Agreement, Administrative Agent shall take such action with respect to an Event of Default as shall be directed by Required Lenders or all Lenders, as applicable, under this Agreement; provided, that until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of Lenders.  No Lender shall have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral, unless instructed to do so by Administrative Agent.

Section 8.11         Delivery of Information. Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Administrative Agent from Borrowers, Required Lenders, any Lender or any other Person under or in connection with this Agreement or any Loan Document except: (i) as specifically provided in this Agreement or any Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

Section 8.12         Demand. Subject to the terms of this Agreement, Administrative Agent shall make demand for repayment by Borrowers of all amounts owing by Borrowers hereunder, after the occurrence of an Event of Default, upon the written request of Required Lenders.  Administrative Agent shall make such demand in such manner as it deems appropriate, in its sole discretion, to effectuate the request of the Required Lenders.  Nothing contained herein shall limit the discretion of Administrative Agent to take reserves, or to exercise any other discretion granted to Administrative Agent in this Agreement.

Section 8.13         Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any Default, except with respect to Events of Default arising as a result of Borrowers’ failure to pay principal, interest or fees required to be paid to Administrative Agent for the benefit of Lenders, unless Administrative Agent shall have received written notice from a Lender or either Borrower describing such Event of Default or Default, and which identifies such event as a “notice of default”.  Upon receipt of any such notice or Administrative Agent becoming aware of Borrowers’ failure to pay principal, interest or fees required to be paid to Administrative Agent for the benefit of Lenders, Administrative Agent will notify each Lender of such receipt or event.

Section 8.14         Purchase for Investment.  Each Lender severally represents that it is purchasing the Note and the Warrant for its own account for investment purposes and not with a view to distribution thereof.  Each Lender understands that neither the Note nor the common stock of Granite City issuable upon conversion of the Note or exercise of the Warrant has been registered under the Securities Act of 1933, as amended (the “Act”) and such securities may be resold only if registered pursuant to the provisions of the Act or an exemption from registration is available, and that the Borrowers are not required to register the Note, nor are Borrowers required, except as provided in the Investor Rights Agreement, to register such common stock.

Section 8.15         Transfer Restrictions.  The Note and the Warrant may be disposed of only pursuant to an effective registration statement under the Act, to the Borrowers, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements thereof.  In connection with any transfer of the Note other than pursuant to an effective registration statement or to either Borrower, such Borrower may require that the transferor thereof provide such Borrower with an opinion of counsel experienced in matters involving United States securities laws, the form and substance of which opinion shall be reasonably satisfactory to such Borrower, to the effect that such transfer does not require a registration under the Act, or is exempt therefrom.  Each Lender certifies to Borrower than it is an “accredited” investor as defined under Rule 501(a) of the Act.  Lender and each Borrower agree that any transferee of the Note permitted under this Agreement shall have the rights and obligations of Lender under this Agreement.

Section 8.16         Source of Funds.  Each Lender represents that the funds used for purchasing the Note are not the funds of a pension fund, insurance company, bank collective investment fund, governmental plan or any employee benefit plan, other than a plan exempt from the coverage of ERISA.

Section 8.17         Disclosure.  Granite City has delivered to each Lender, and each Lender represents and warrants to Granite City that it has reviewed, a draft of Borrower’s Form 10-K Report for the fiscal year ended December 30, 2008 (the “10-K”).  Each Lender, in addition to being an accredited investor, represents that Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Borrowers and is capable of reading and interpreting the 10-K report and evaluating the merits and risks of investment in Borrowers.  By reason of Lender’s business or financial experience, Lender has the capacity to protect Lender’s own interests in connection with Lender’s purchase of the Note and Warrant.  Lender acknowledges that Lender has been given access to full and complete information regarding Borrowers and has utilized such access to its satisfaction for the purpose of obtaining information in addition to, or verifying information included in the 10-K, and the Lender has either met with or has been given reasonable opportunity to meet with officers of the Borrowers for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the Note and the current and proposed business and operations of Borrowers, and to obtain any additional information to the extent reasonably available.  Lender acknowledges that Lender has made an investigation of the Company, its business and has had an opportunity to discuss that business and Borrowers’ financial condition with officers of the Borrowers and has had an opportunity to review each Borrower’s operations to Lender’s satisfaction.  Lender recognizes that purchasing the Note as an investment is speculative and involves a high degree of risk including, but not limited to, the risk of economic loss of Lender’s investment.  Each Lender represents that the Form 10-K and this Agreement are confidential and neither Lender nor any affiliate of Lender may publicly disclose the same or effect any transactions in Granite City’s publicly-traded securities until this Agreement has been publicly disclosed or filed by Borrowers under the Act and such 10-K has been filed by Borrowers under the Act.

ARTICLE IX
MISCELLANEOUS

Section 9.1            Waivers and Amendments. No failure on the part of the Administrative Agent or the holder(s) of the Notes to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Administrative Agent hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrowers not required hereunder or under the Notes shall in any event entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or the holder(s) of the Notes to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of the Loan Documents or consent to any departure by the Borrowers therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by Borrowers, shall in any event be effective unless the same shall be in writing and signed by Required Lenders (or Administrative Agent, if expressly set forth herein, in any Note or in any other Loan Document) and the Borrowers; provided, that no amendment, modification, termination or waiver shall,

(1) increase the amount of any Lender’s Loans or require any Lender to make additional loans, unless in writing and signed by such Lender, and

(2) unless in writing and signed by all Lenders, do any of the following: (a) reduce the principal of or the rate of interest on any Loans; (c) extend the Maturity Date or any date fixed for any payment of principal, interest or fees; (d) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (e) amend or waive this Section 9.1 or the definitions of the terms used in this Section 9.1 insofar as the definitions affect the substance of this Section 9.1; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent under any

Loan Document shall in any event be effective, unless in writing and signed by Administrative Agent, in addition to all Lenders required to take such action.

Notwithstanding anything to the contrary in this Section 9.1, Administrative Agent and Borrowers may execute amendments to this Agreement and the other Loan Documents for the purpose of correcting typographical errors without the consent of Lenders.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on Borrowers or any other Loan Party in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.1 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes and the Borrowers.

Section 9.2            Costs and Expenses. The Borrowers shall pay on demand all costs and expenses, including reasonable attorneys’ fees, incurred by the Agent and Lenders in connection with the Obligations, this Agreement, the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of any security interests related hereto.

Section 9.3            Indemnities. Each Borrower agrees to indemnify, pay, and hold Administrative Agent, each Lender and their respective officers, directors, employees, agents, and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement; provided that Borrowers shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.  This subsection and other indemnification provisions contained within the Loan Documents shall survive the termination of this Agreement.

Section 9.4            Notices.

(c)           Except as otherwise provided herein, including without limitation (d), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing; provided, however, that any notice, demand or request to the Administrative Agent shall be deemed to have been given only when received by the Administrative Agent.

(d)           Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent.  The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(e)           The Borrowers agree that the Administrative Agent may make any material delivered by the Borrowers to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower or any of its Affiliates, or any other materials or matters relating to this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby (collectively, the “Communications”) available to the Lenders by electronic transmission, including e-mail.

Section 9.5            Successors. This Agreement shall be binding upon the Borrowers, the Administrative Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrowers the Administrative Agent, the Lenders and the successors and assigns thereof.  The Borrowers shall not assign its rights or duties hereunder without the written consent of the Required Lenders.

Section 9.6            Treatment of Certain Information; Confidentiality.  Administrative Agent and each Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed: (a) to its Affiliates and to its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives; (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other  party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those contained in this Section 9.6 to any assignee of or Participant in, or any prospective Lender, assignee of, or Participant in, any of its rights or obligations under this Agreement; (g) with the consent of Borrowers; or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.6 or becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrowers.  As used herein, “Information” means all information (including financial information) received from Borrowers or any Subsidiaries relating to Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis, and not in contravention of this Section 9.6, prior to disclosure by Borrowers or any Subsidiary thereof.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.6 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.7            Marshaling; Payments Set Aside.  Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations.  To the extent that either Borrower makes payment(s) or Administrative Agent enforces its Liens or Administrative Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

Section 9.8            Lenders’ Obligations Several; Independent Nature of Lenders’ Rights.  The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan.  Nothing contained in any Loan Document and no action taken by Administrative Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

Section 9.9            Severability. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.10         Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as either Borrower has one or more Subsidiaries.

Section 9.11         Joint and Several.  The undersigned Borrowers each shall be jointly and severally liable to Bank for the performance and repayment of all terms, covenants and obligations owing to the Bank under the loan documents, including without limitation, repayment of the advances under the Line of Credit and the Term Loan made pursuant to this Agreement and the Line of Credit Note and the Term Note, together with all costs of collection, fees, expenses and other obligations now or hereafter owing to Bank hereunder and under any of the loan documents.  Each of the undersigned Borrowers is primarily liable for the indebtedness as a co-maker and none of the Borrowers is merely an “accommodation party.”  The Borrowers by their respective signatures below, waive all defenses based upon the status of accommodation parties.

Section 9.12         Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

Section 9.13         Entire Agreement. This Agreement, the Notes and the Loan Documents of even date herewith between Borrowers and Administrative Agent embody the entire agreement and understanding between the Borrowers and the Administrative Agent with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 9.14         Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or e-mail transmission, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

Section 9.15         Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT, THE NOTES AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF

MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 9.16         Consent to Jurisdiction. AT THE OPTION OF THE AGENT, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND EACH BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT IN THE EVENT EITHER BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDERS AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 9.17         Waiver of Jury Trial. EACH BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

 [Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Bridge Loan Agreement to be executed as of the date first above written.

BORROWERS:	GRANITE CITY FOOD & BREWERY LTD.

	By:	/s/ James G. Gilbertson
	Name	James G. Gilbertson
	Its:	CFO

Address for Notices: 5402 Parkdale Drive, Suite 101 Minneapolis, MN 55416

GRANITE CITY RESTAURANT OPERATIONS, INC..

	By:	/s/ James G. Gilbertson
	Name	James G. Gilbertson
	Its:	CFO

Address for Notices: 5402 Parkdale Drive, Suite 101 Minneapolis, MN 55416

ADMINISTRATIVE AGENT:	HARMONY EQUITY INCOME FUND, L.L.C.

	By:	/s/ Eugene E. McGowan
	Name	Eugene E. McGowan
	Its:	Managing Member

Address for Notices: 201 S. Phillips Avenue, Suite 100 Sioux Falls, SD 57104

 [Signature Page of Borrowers and Agent to Bridge Loan Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Bridge Loan Agreement to be executed as of March 30, 2009.

LENDERS:	HARMONY EQUITY INCOME FUND, L.L.C.

	By:	/s/ Eugene E. McGowan
	Name	Eugene E. McGowan
	Its:	Managing Member

Address for Notices: 201 S. Phillips Avenue, Suite 100 Sioux Falls, SD 57104

HARMONY EQUITY INCOME FUND II, L.L.C.

	By:	/s/ Eugene E. McGowan
	Name	Eugene E. McGowan
	Its:	Managing Member

Address for Notices: 201 S. Phillips Avenue, Suite 100 Sioux Falls, SD 57104

[Signature Page of Borrowers and Agent to Bridge Loan Agreement]

EXHIBITS AND SCHEDULES

Exhibit	Contents

A	Form of Convertible Note

B	Form of Warrant

C	Form of Investors’ Rights Agreement

D	Compliance Certificate

Schedule

2.1	Lenders/Loan Amounts

4.3	Subsidiaries

4.7	Litigation and Contingent Liabilities Disclosure

EXHIBIT A
FORM OF CONVERTIBLE NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Granite City Food & Brewery Ltd.

Granite City Restaurant Operations, Inc.

FORM OF
9% CONVERTIBLE PROMISSORY NOTE

$400,000.00	Minneapolis, Minnesota
Note No. 2009-	March , 2009

FOR VALUE RECEIVED, GRANITE CITY FOOD & BREWERY LTD., a Minnesota corporation (the “Company”), and Granite City Restaurant Operations, Inc., a Minnesota corporation (“GCROI”, and together with the Company, the “Borrowers”) hereby jointly and severally promise to pay to the order of                                                       ., a South Dakota limited liability company, or assigns (“Holder”), at the address for notices to “Lender” set forth in the Credit Agreement (as defined below) (or such other address as Holder shall designate in writing from time to time), the principal amount of FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000.00) in lawful money of the United States of America, together with interest from the date hereof on the principal balance outstanding from time to time at the rate of nine percent (9%) per year (computed on the basis of the actual number of days elapsed and a 360-day year) or such lesser rate as shall be the maximum rate allowable under applicable law.  Unless converted or prepaid earlier pursuant to the provisions of this Note set forth below, the principal amount shall be payable in six equal monthly installments commencing on May 1, 2010 and on the first day of each month thereafter, with the final installment of any unpaid principal amount being due and payable on October 1, 2010 (the “Maturity Date”).  All accrued interest on this Note shall be due and payable (i) quarterly in arrears commencing on July 1, 2009 and on the first day of each consecutive calendar quarter thereafter, to and including April 1, 2010; and (ii) monthly in arrears commencing on May 1, 2010 and on the first day of each month thereafter; with a final payment of any accrued and unpaid interest due on the Maturity Date. This Note is one in the series of promissory notes substantially identical in form and designated as No. -1 which may be issued in the Offering (as defined below).

1.             Loan Agreement.  This Note has been issued pursuant to that certain Bridge Loan Agreement dated of even date herewith by and between the Borrower and Holder (the

“Credit Agreement”) which contemplates (a) an initial offer and sale by the Borrower of an aggregate of $1,000,000 in principal amount of convertible promissory notes and warrants to purchase an aggregate of 400,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and (b) potential future offers and sales by the Borrower of an aggregate of $2,000,000 in additional principal amount of convertible promissory notes and warrants to purchase an aggregate of 800,000 additional shares of Common Stock.  The convertible promissory notes and warrants specified in 1(a) and (b) are collectively referred to herein as the “Notes” and “Warrants”, respectively. The Borrowers’ offer and sale of the Notes and Warrants is referred to herein as the “Offering”.  The provisions of the Loan Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.  All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.             Prepayment.  The Borrowers may, or may be required to, prepay this Note pursuant to Section 2.4 of the Credit Agreement.

3.             Conversion.

(a)           Conversion.  At any time prior to the Maturity Date, Holder shall have the right to convert all or any portion of up to twenty percent (20%) of the original outstanding principal balance of this Note into shares of Common Stock (the “Conversion Shares”) at a conversion price per share (the “Conversion Price”) equal to $0.50 (subject to adjustment as provided in Section 4). Notwithstanding the foregoing, the number of Conversion Shares issuable upon exercise of this Note, when combined with the aggregate number of Conversion Shares previously issued upon conversion of the Notes and the aggregate number of shares of Common Stock previously issued upon exercise of the Warrants (“Warrant Shares”), may not, in the absence of approval by the Company’s shareholders, exceed 19.9% of the number of shares of Common Stock issued and outstanding immediately prior to the effective date of the Loan Agreement.  If any conversion of this Note pursuant to this Section 3(a) would otherwise result in the issuance of Conversion Shares in excess of the limitation set forth in the immediately preceding sentence (the “Excess Conversion”), the Company will use its reasonable best efforts to prepare and file requisite proxy materials with the Securities and Exchange Commission and hold a meeting of its shareholders for the purpose of seeking approval for the Excess Conversion (the “Proposal”).  In furtherance of its obligations under this Section 3(a), the Company’s Board of Directors shall recommend to the Company’s shareholders, which recommendation shall not be revoked or amended, that the shareholders vote in favor of and approve the Proposal and shall cause the Company to use its best efforts to solicit approval of the shareholders for the Proposal.  If the Company’s shareholders approve the Proposal, the Company will promptly effect the Excess Conversion.  If the Company’s shareholders do not approve the Proposal, the Holder acknowledges that the Company will not make the Excess Conversion and that the Company may not otherwise compensate the Holder for the failure to make the Excess Conversion.  In the event there shall be an Excess Conversion, the Company shall have the right to deposit the principal balance of the Note represented by the Excess

Conversion and defease the Note (or portion thereof) following performance of all obligations of the Company under the Loan Agreement.

(b)           Manner of Conversion.  To convert any indebtedness evidenced by this Note into shares of Common Stock, Holder shall (i) surrender this Note at the principal office of the Company, duly endorsed in blank, and (ii) give written notice to the Company, substantially in the form attached hereto as Exhibit A, of the dollar amount of principal and accrued interest that Holder elects to convert into shares Common Stock. As promptly as possible thereafter, and in no event later than ten (10) days after the Company’s receipt of such notice, the Company shall issue and deliver to Holder stock certificates representing the number of shares of Common Stock into which the indebtedness evidenced by this Note has been converted. In the event of conversion of an amount less than the entire principal balance that remains outstanding, the Company shall deliver to Holder a convertible promissory note, with the terms and provisions of this Note, in the principal amount equal to any remaining indebtedness of this Note not converted by Holder, including accrued and unpaid interest.

4.             Conversion Price Adjustments.  The provisions of this Note are subject to adjustment as provided in this Section 4.

(a)           Stock Dividends and Splits.  If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Fundamental Transactions.  If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person in which the Company is not the survivor, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 4(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon conversion of this Note, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental

Transaction, the holder of the number of Conversion Shares then issuable upon conversion of this Note without regard to any limitations on exercise contained herein (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following or concurrent with such Fundamental Transaction.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)           Subsequent Equity Sales.

(i)            Subject to the limitations set forth below, if the Company at any time while this Note is outstanding, shall issue or sell any New Securities (including any Convertible Securities) at a price per share less than the Conversion Price then in effect, then and in each such case thereafter, the then applicable Conversion Price shall be reduced to an adjusted Conversion Price as of the opening of business on the date of such issue or sale, determined by multiplying such applicable Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of New Securities so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such New Securities so issued.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  For purposes of adjusting the Conversion Price under this Section 4(c)(i), Common Stock outstanding shall include all shares of Common Stock actually issued and outstanding and shares of Common Stock issuable upon conversion of Convertible Securities actually issued and outstanding.

(ii)           If at any time while this Note is outstanding, the Company shall issue or sell any Convertible Securities, there shall be determined as of the date of issue the conversion or exercise price per share for which New Securities are issuable upon the conversion or exchange thereof, such determination to be made by dividing (X) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the

Company upon the conversion or exchange thereof, by (Y) the maximum number of New Securities issuable upon conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of New Securities at the price per share so determined.  If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof the adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same. If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, any adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price which would have been in effect had an adjustment been made on the basis that the only New Securities issued or sold were those actually issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of such Convertible Securities as were actually converted or exchanged.

(iii)          Upon any issuance or sale for a consideration other than cash, or a consideration part of which is other than cash, of any New Securities or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any New Securities or Convertible Securities, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board.  In case any New Securities or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any New Securities or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Company for a consideration which covers two or more thereof, the consideration for the issue or sale of such New Securities or Convertible Securities or such rights, warrants or options shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board.

(d)           Definitions.  For purposes of this Note:

(i)            “Board” means the Board of Directors of the Company.

(ii)           “Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities that are at any time, directly or indirectly, convertible into or exchangeable for New Securities.

(iii)          “New Securities” shall mean equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities, other than (i) shares of Common Stock or options or other rights to acquire such Common Stock issued to employees, consultants, officers or directors of the Company pursuant to any stock option plan or other compensatory arrangement approved by the Board; (ii) shares of Common Stock issued by the Company in a firm commitment underwritten public offering pursuant to a registration under the Securities Act of 1933, as amended; (iii) the issuance of securities pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of all or substantially all the assets or other reorganization whereby the Company will own greater than 50% of the voting power of such business entity or business segment of any such entity, if such issuance is approved by the Board; (iv) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) securities issued in the future in connection with the transactions contemplated by the Loan Agreement, or (vi) securities issued upon exercise or conversion of any option, warrant or other convertible security outstanding as of the date hereof.

(iv)          “Person” shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or governmental entity.

(e)           Calculations.  All calculations under this Section 4 shall be made to the nearest cent.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)            Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price, describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

(g)           Notice of Corporate Events.  If, while this Note remains outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

5.             Events of Default.  Any default in the payment or performance of any obligation under this Note, or any defined “Event of Default” under the Loan Agreement, shall constitute an “Event of Default” under this Note.

6.             Remedies Upon Events of Default.  Upon the occurrence of an Event of Default, the Holder may exercise such rights and remedies in accordance with, and as permitted under, the Credit Agreement.

7.             Investment Intent.  The Holder adopts and agrees to be bound by Section 2.9(a) if the Investor Rights Agreement of even date herewith between the Company and Holder, the terms of which are incorporated herein by reference.

8.             Successors or Assigns. The Borrowers and Holder agree that all of the terms of this Note shall be binding on their respective successors and assigns, and that the term “Borrowers” and the term “Holder” as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

9.             Presentment.  The Borrowers hereby waive presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder.  The Borrowers agree to be jointly and severally liable for and to pay all costs of collection, including reasonable attorneys’ fees.

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed on its behalf by its duly authorized officer on the day and year first above written.

GRANITE CITY FOOD & BREWERY LTD.

By:
Name:
Title:

GRANITE CITY RESTAURANT
OPERATIONS, INC.

By:
Name:
Title:

EXHIBIT A

To:          Granite City Food & Brewery Ltd.

NOTICE OF CONVERSION OF PROMISSORY NOTE —	To be Completed and Signed by the Registered Holder to Convert Promissory Note

The undersigned is the Holder named in the original Promissory Note (the “Note”) attached hereto in the original principal amount of $                   and dated                     , 2009 made payable by Granite City Food & Brewery Ltd. (the “Company”) and Granite City Restaurant Operations, Inc. (“GCROI”, and together with the Company, the “Borrowers”) to the Holder.  The Holder hereby irrevocably elects to exercise its rights to convert $                       in principal amount of the Note and $                   of interest accrued to date into                      shares of the Company’s common stock, $0.01 par value per share, at a conversion price of $                     per share, and requests that stock certificates for such shares shall be issued in the name of

(Print Name)

Please insert social security
or other identifying number
of registered Holder of Note:

Address:

Dated:
Signature*

*The signature on the Notice of Conversion of Promissory Note must exactly correspond to the name as written upon the face of the Note in every particular without alteration or any change whatsoever.  When signing on behalf of a corporation, partnership, trust of other entity, please indicate your position(s) and title(s) with such entity.  If the Note is registered in the name of more than one Holder, all Holders must sign.

EXHIBIT B

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

GRANITE CITY FOOD & BREWERY LTD.
FORM OF
WARRANT

Warrant No. 2009-BL-	Original Issue Date: March 30, 2009

Pursuant to the terms of a Loan Agreement of even date (the “Loan Agreement”), Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”), hereby certifies that, for value received,                                                        or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of One Hundred Sixty Thousand (160,000) shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at any time and from time to time from and after the six month anniversary of  the Original Issue Date and until 5:30 p.m., Minneapolis time on the fifth anniversary of the Original Issue Date (the “Expiration Date”), and subject to the following terms and conditions:

1.             Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.  Capitalized terms that are used and not defined in this Warrant that are defined in the Loan Agreement (as defined below) shall have the respective definitions set forth in the Loan Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of Minnesota are authorized or required by law or other government action to close.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities that are at any time, directly or indirectly, convertible into or exchangeable for New Securities.

“Exercise Price” means $0.25267 per share, subject to adjustment in accordance with Section 9.

“Loan Agreement” means the Loan Agreement, dated March 30, 2009, to which the Company and the original Holder are parties.

“Minnesota Courts” means the state and federal courts sitting in the City of Minneapolis, State of Minnesota.

“New Securities” shall mean equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities, other than (i) shares of Common Stock or options or other rights to acquire such Common Stock issued to employees, consultants, officers or directors of the Company pursuant to any stock option plan or other compensatory arrangement approved by the Board; (ii) shares of Common Stock issued by the Company in a firm commitment underwritten public offering pursuant to a registration under the Securities Act of 1933, as amended; (iii) the issuance of securities pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of all or substantially all the assets or other reorganization whereby the Company will own greater than 50% of the voting power of such business entity or business segment of any such entity, if such issuance is approved by the Board; (iv) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) securities issued in the future in connection with the transactions contemplated by the Loan Agreement, or (vi) securities issued upon exercise or conversion of any option, warrant or other convertible security outstanding as of the date hereof.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Person” shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or governmental entity.

“Trading Day” means (i) a day on which the Common Stock is traded on a trading market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a trading market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any trading market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

2

2.             Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.             Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.             Exercise and Duration of Warrants.  This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the six month anniversary of the Original Issue Date through and including the Expiration Date.  At 5:30 p.m., Minneapolis time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

5.             Delivery of Warrant Shares.

(a)           To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised.  Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, if eligible for sale under Rule 144 without volume restrictions, shall be free of restrictive legends.  The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

3

(b)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

6.             Charges, Taxes and Expenses.  Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.             Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.             Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

4

9.             Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)           Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Fundamental Transactions.  If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person in which the Company is not the survivor, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following or concurrent with such Fundamental Transaction.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant

5

(or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)           Subsequent Equity Sales.

(i)            Subject to the limitations set forth below, if the Company at any time while this Warrant is outstanding, shall issue or sell any New Securities (including any Convertible Securities) at a price per share less than the Exercise Price then in effect, then and in each such case thereafter, the then applicable Exercise Price shall be reduced to an adjusted Exercise Price as of the opening of business on the date of such issue or sale, determined by multiplying such applicable Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of New Securities so issued would purchase at such Exercise Price in effect immediately prior to such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of  such New Securities so issued.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  For purposes of adjusting the Exercise Price under this Section 9(c)(i), Common Stock outstanding shall include all shares of Common Stock actually issued and outstanding and shares of Common Stock issuable upon conversion of Convertible Securities actually issued and outstanding.

(ii)           If at any time while this Warrant is outstanding, the Company shall issue or sell any Convertible Securities, there shall be determined as of the date of issue the conversion or exercise price per share for which New Securities are issuable upon the conversion or exchange thereof, such determination to be made by dividing (X) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (Y) the maximum number of New Securities issuable upon conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of New Securities at the price per share so determined.  If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof the adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same. If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, any adjusted Exercise Price shall forthwith be readjusted to be the adjusted Exercise Price which would have been in effect had an adjustment been made on the basis that the only New Securities issued or sold were those actually issued upon the

6

conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of such Convertible Securities as were actually converted or exchanged.

(iii)          Upon any issuance or sale for a consideration other than cash, or a consideration part of which is other than cash, of any New Securities or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any New Securities or Convertible Securities, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board.  In case any New Securities or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any New Securities or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Company for a consideration which covers two or more thereof, the consideration for the issue or sale of such New Securities or Convertible Securities or such rights, warrants or options shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board.

(iv)          Notwithstanding the foregoing, the number of Warrant Shares issuable (inclusive of all anti-dilution adjustments applicable to such securities), when combined with the aggregate number of Conversion Shares previously issued upon conversion of the Notes and the aggregate number of Warrant Shares previously issued upon exercise of the Warrants, may not, in the absence of approval by the Company’s shareholders, equal or exceed 19.9% of the number of shares of Common Stock issued and outstanding immediately prior to the effective date of the Loan Agreement.  If any adjustments made pursuant to this Section 9(c) would otherwise result in Warrant Shares issuable in excess of the limitation set forth in the immediately preceding sentence (the “Excess Adjustment”), the Company will use reasonable best efforts to prepare and file preliminary proxy materials with the Securities and Exchange Commission and hold a meeting of its shareholders for the purpose, among others, of seeking approval of the Excess Adjustment (the “Proposal”).  In furtherance of its obligations under this Section 9(c), the Board shall recommend to the Company’s shareholders (and not revoke or amend such recommendation) that the shareholders vote in favor of and approve the Proposal and shall cause the Company to use its best efforts to solicit approval of the shareholders for the Proposal.  If the Company’s shareholders approve the Proposal, the Company will make the Excess Adjustment.  If the Company’s shareholders do not approve the Proposal, the Holders hereby acknowledge that the Company will not make the Excess Adjustment and that the Company may not otherwise compensate the Holders for the failure to make the Excess Adjustment.

(d)           Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to Sections 9(a) hereunder, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased

7

proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)           Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)            Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g)           Notice of Corporate Events.  If, while this Warrant remains outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.           Payment of Exercise Price.  The Holder may pay the Exercise Price in one of the following manners:

(a)           Cash Exercise.  The Holder may deliver the Exercise Price immediately available funds; or

8

(b)           Cashless Exercise.  The Holder may, in its discretion, satisfy the obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Sale Prices of the Common Stock for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no last trade price is reported for such security, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of directors of the Company.  For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Securities and Exchange Commission continues to take the position that such treatment is proper at the time of such exercise).

11.           No Fractional Shares.  N fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable trading market on the date of exercise.

12.           Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (Minneapolis time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Minneapolis

9

time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:  (i) if to the Company, to Granite City Food & Brewery Ltd., Attn: Chief Financial Officer, 5402 Parkdale Drive, Suite 101, Minneapolis, MN 55416, or to Facsimile No.: 952-215-0671 (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13.           Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14.           Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and, as applicable, their successors and assigns.  Disposition of this Warrant and the Warrant Shares are subject to the terms, conditions and restrictions of an Investor Rights Agreement dated the Original Issue Date hereof between the Company and the original Holder hereof, a copy of which is available from the Company upon written request.

(b)           All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Minnesota Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Minnesota Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any Minnesota Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified

10

mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)           Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

11

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

GRANITE CITY FOOD & BREWERY LTD.

By:

Name: James G. Gilbertson

Title: Chief Financial Officer

12

EXERCISE NOTICE

GRANITE CITY FOOD & BREWERY LTD.

WARRANT DATED MARCH 30, 2009

The undersigned Holder hereby irrevocably elects to purchase                             shares of Common Stock pursuant to the above referenced Warrant.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)           The undersigned Holder hereby exercises its right to purchase                                    Warrant Shares pursuant to the Warrant.

(2)           The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	“Cash Exercise” under Section 10

☐	“Cashless Exercise” under Section 10

(3)           If the holder has elected a Cash Exercise, the holder shall pay the sum of $                         to the Company in accordance with the terms of the Warrant.

(4)           Pursuant to this Exercise Notice, the Company shall deliver to the holder                                Warrant Shares in accordance with the terms of the Warrant.

Dated:	,	Name of Holder:

(Print)

By:

Name:

Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

13

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

14

GRANITE CITY FOOD & BREWERY LTD.
WARRANT ORIGINALLY ISSUED MARCH 30, 2009
WARRANT NO. 2009-BL-

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                  the right represented by the above-captioned Warrant to purchase                           shares of Common Stock to which such Warrant relates and appoints                                  attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:	,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

15

EXHIBIT C

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of March 30, 2009, by an among Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”) and the several investors signatory hereto (each an “Investor” and collectively, the “Investors”).

This Agreement is made pursuant to the Loan Agreement dated as of the date hereof between the Company and each Investor (the “Loan Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

1.                                       Definitions.  Capitalized terms used herein without definition shall have the meanings given thereto in the Loan Agreement.  For purposes of this Agreement:

1.1.                              The term “Affiliate” means any Person which controls, is controlled by or is under common control with any other Person or Persons.  For the purposes of this definition, “control” has the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Commission under the Securities Act.

1.2.                              The term “Board” means the Board of Directors of the Company.

1.3.                              The term “Common Stock” shall mean shares of the Company’s common stock, par value $0.01 per share.

1.4.                              The term “Conversion Shares” means the shares of Common Stock issued or issuable upon conversion of the Notes (without giving effect to any limitations on conversion set forth in the Notes).

1.5.                              The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6.                              The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.7.                              The term “GAAP” shall mean generally accepted accounting principles.

1.8.                              The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof who has become a party to this Agreement in accordance with Section 2.10 hereof.

1.9.                              The term “New Securities” shall mean common stock of the Company, whether now authorized or not, or rights, options, or warrants to purchase said equity

1

securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities.

1.10.                        The term “Notes” means any of those certain Convertible Promissory Notes issued by Company to the Investors pursuant to the Loan Agreement.

1.11.                        The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such registration statement or document.

1.12.                        “Registrable Securities” means all of (i) the Conversion Shares, (ii) the Warrant Shares issued or issuable upon the exercise of the Warrants, including any additional shares issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on exercise set forth in the Warrant), and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event; provided, that a Holder’s security shall cease to be Registrable Securities upon the earliest to occur of the following:  (A) sale pursuant to a registration statement or SEC Rule 144 (in which case, only such security sold shall cease to be a Registrable Security); or (B) such security becoming eligible for sale by the Holder without volume restrictions pursuant to SEC Rule 144.

1.13.                        The term “SEC” means the Securities and Exchange Commission.

1.14.                        The term “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.15.                        The term “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.16.                        The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.17.                        The term “Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations:  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

1.18.                        The term “Warrants” means any of those certain stock purchase warrants issued by the Company to the Investors pursuant to the Loan Agreement.

2

1.19.                        The term “Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants, including any additional shares issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on conversion set forth in the Warrants).

2.               Registration Rights.  The Company covenants and agrees as follows:

2.1.                              Request for Registration.

(a)          At any time following the six month anniversary of the date of the Loan Agreement, if any Holder that owns, beneficially or of record, or has the right to acquire Registrable Securities, such Holder may deliver a written request that the Company file a registration statement under the Securities Act, then the Company shall:

(i)                           within 10 days of the receipt of such written request, give written notice of such request to all Holders that such registration is to be effected (the “Registration Notice”);

(ii)                        as soon as practicable, and in any event within 90 days of the receipt of such request, file a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 2.1(c); and

(iii)                     use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable.

Subject to Section 2.1(c), the Company shall be obligated to file only one such registration statement pursuant to this Section 2.1.

(b)         If the Holders intend to distribute the Registrable Securities covered by its request by means of an underwriting, they shall so advise the Company as a part of its request made pursuant to subsection 2.1(a). If an underwriter is willing to sell the Registrable Securities, the underwriter will be selected by the Company and shall be reasonably acceptable to Holders of a majority of the participating Registrable Securities.  The Holders shall (together with the Company as provided in subsection 2.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(c)          The Company shall only be obligated to proceed with filing a registration statement pursuant to Section 2.1(a) if (i) Form S-3 is then available to Company for purposes of registering the offer and resale of Registrable Securities by the Holders; and (ii) the Company has not previously prepared, filed and caused to become effective one registration statement on Form S-3 pursuant to Section 2.1(a); provided, however, that in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale on a single registration statement, the Company shall promptly (A) inform each of the holders thereof and use its reasonable best efforts to file amendments to the registration statement as required by the SEC and/or (B) withdraw such registration statement and file a new registration statement (a “New Registration Statement”), in

3

either case covering the maximum number of Registrable Securities permitted to be registered by the SEC on Form S-3.  In the event the Company amends the registration statement or files a New Registration Statement, as the case may be, under clauses (ii)(A) or (B) above, the Company shall, provided that Form S-3 is then available to Company for purposes of registering the offer and resale of Registrable Securities by the Holders, use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC or staff guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 to register for resale those Registrable Securities that were not registered for resale on the initial registration statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

(d)                                 A registration statement shall not be considered “prepared, filed and caused to become effective” for purposes of this Section 2.1(c) until such time as such registration statement has been declared effective by the SEC (unless the Holder or Holders initiating such request withdraws its request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to such Holder after the date on which such registration was requested) and elect not to pay the registration expenses therefor pursuant to Section 2.5).

(e)                                  Notwithstanding the foregoing, if the Company shall furnish the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its shareholders for such registration statement to become effective or to remain effective as long as such registration statement would otherwise be required to remain effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Holders.

2.2.                              Company Registration.  If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders), or shall have filed a registration statement to register, any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to (i) the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan; (ii) an SEC Rule 145 transaction or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iii) a registration statement filed pursuant to a contractual obligation of the Company in existence prior to the date of this Agreement, which precludes the registration of other securities therein), the Company shall, at such time, promptly give the Holders written notice of such registration. Upon the written request of a Holder whose Registrable Securities have not been previously registered pursuant to this Agreement or are not included in a pending registration statement, given within ten (10) days after mailing of such notice, the Company shall, subject to the provisions of Section 2.7, cause to be registered under

4

the Securities Act all of the Registrable Securities that the Holder has requested to be registered.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not Holders have elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

2.3.                              Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible,

(a)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders, keep such registration statement effective until the distribution contemplated in the Registration Statement has been completed or, if earlier, until all Registrable Securities registered thereon may be sold by the Holder(s) thereof without volume restrictions under SEC Rule 144;

(b)         prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)          furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

(d)         use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  The Holders shall also enter into and perform its obligations under such an agreement;

(f)            cause all such Registrable Securities registered pursuant to this Agreement hereunder to be listed on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(g)         provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

5

(i)                                     use commercially reasonable efforts to furnish, at the request of the Holders, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

2.4.                              Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any Holder that the Holder shall furnish to the Company a completed questionnaire (the “Questionnaire”) containing such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company determines shall be reasonably required to effect the registration of the Holder’s Registrable Securities.

2.5.                              Expenses of Registration.  The Company shall bear and pay all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one special counsel, if any, for the selling Holders, in any case relating or apportionable to any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Sections 2.1, or 2.2 hereof, but not the underwriting discounts and commissions relating to Registrable Securities; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders, unless they agree to forfeit their right to one demand registration pursuant to Section 2.1.

2.6.                              Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering.  In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall first be allocated to the Holders, pro rata based on the proportionate number Registrable Securities then held (whether or not such Holders have requested that all such Registrable Securities be included) and then to other shareholders holding rights as selling security holders.

6

2.7.                              Delay of Registration.  The Holders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.                              Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of such Holder, legal counsel and accountants for the Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and the Company will pay to the Holder, underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder or any underwriter, controlling person or other aforementioned person.

(b)         To the extent permitted by law, each Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will pay, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder; which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this subsection 2.8(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by the Holder.

7

(c)          Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

(d)         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) a Holder, or any controlling person of the Holder, makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of a Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8, then, and in each such case, the Company and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided however, that, in any such case, (I) a Holder will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold pursuant to such registration statement, and (II) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)            Unless otherwise superceded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Holders under this Section 2.8 shall survive the completion of any offering of Registrable

8

Securities in a registration statement under this Section 2, and otherwise and shall survive the termination of this Agreement.

2.9.                              Transfer of Shares after Registration; Suspension.  The rights set forth in this Section 2 shall terminate as to any Holder, when the Registrable Securities held by such Holder could be sold without volume restrictions under SEC Rule 144.

(a)          Each Holder agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the registration statement referred to herein, or as otherwise permitted by law, and that it will promptly notify the Company of any change in any information in its Questionnaire until such time as such Holder has sold all of its Registrable Securities or until the Company is no longer required to keep the registration statement effective.  Prior to any proposed transfer of any Registrable Securities other than pursuant to the registration statement or Rule 144, the Holder proposing to make such transfer shall give written notice to the Company of such Holder’s intention to effect such transfer, which notice shall set forth the date of such proposed transfer.  Such holder also shall furnish to the Company (i) a written agreement by the proposed transferee that it is taking and holding the same subject to the terms and conditions specified in this Agreement and (ii) a written opinion of such Holder’s counsel, in a form reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Securities Act.

(b)         Except in the event that paragraph (c) below applies, the Company shall:

(i)                  if it deems necessary, prepare and file from time to time with the SEC one or more post-effective amendments to the registration statement or supplements to the related prospectus so that such registration statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii)               as soon as practicable provide to each Holder copies of any documents filed pursuant to the preceding Section 2.09(b)(1).

(c)          Subject to paragraph (d) below, in the event of:

(i)                  any request by the SEC or any other federal governmental authority during any effectiveness period for amendments or supplements to the registration statement or related prospectus or for additional information;

(ii)               the issuance by the SEC or any other federal or state governmental authority of any stop order suspecting the effectiveness of the registration statement or the initiation of any proceedings for that purpose; or

9

(iii)            any event or circumstance which necessitates the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall promptly deliver a certificate in writing to each Holder (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, such Holder will refrain from selling any Shares covered thereby pursuant to such registration statement (a “Suspension”) until such Holder receives from the Company copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used.  In the event of any Suspension, the Company will use its commercially reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as practicable after delivery of a Suspension Notice to the Holder, and the Company shall as soon as practicable provide each Holder with copies of any supplemented or amended Prospectus or, as the case may be, advise each Holder in writing that the current prospectus may be used.

(d)         Notwithstanding the foregoing paragraphs of this Section 2.09, the Company shall use its commercially reasonable best efforts to ensure that each Holder shall not be prohibited from selling Registrable Securities under the registration statement as a result of Suspensions of not more than 30 days in the aggregate during any 12 month period.

2.10.                        Termination of Registration Rights.   The rights set forth in this Section 2 shall terminate as to any Holder, when the Registrable Securities held by such Holder could be sold without volume restrictions under SEC Rule 144.

3.                                       Participation Rights.

3.1.                              Participation Right.  Subject to the terms and conditions specified in this Section 3.1, and applicable securities laws, in the event the Company proposes to offer or sell in a transaction or series of related transactions New Securities in an amount that exceeds one percent (1%) of the Company’s outstanding shares of Common Stock on the date of issuance (or the date of first issuance in connection with a series of related transactions), the Company shall first make an offering of such New Securities to the Holders in accordance with the following provisions of this Section 3.1.

(a)          The Company shall deliver a written notice (the “Offer Notice”) to each Holder at least fourteen (14) days prior to any such offering or sale of New Securities, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

10

(b)         By written notification received by the Company, within fourteen (14) calendar days after receipt by Holders of the Offer Notice, any Holder may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of the New Securities which equals the proportion that the number of Registrable Securities  then held by the Holder (or then issuable to such Holder upon conversion or exercise of Notes and Warrants, as the case may be) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

(c)          If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 3.1(b) hereof, the Company may, during the one hundred and twenty (120) day period following the expiration of the period provided in Section 3.1(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Holders in accordance with this Section 3.1.

(d)         The participation right in this Section 3.1 shall not be applicable to: (i) shares of Common Stock or options or other rights to acquire such Common Stock issued to employees, consultants, officers or directors of the Company pursuant to any stock option plan or compensatory arrangement approved by the Board; (ii) shares of Common Stock issued by the Company in a firm commitment underwritten public offering pursuant to a registration under the Securities Act of 1933, as amended; (iii) the issuance of securities pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of all or substantially all the assets or other reorganization whereby the Company will own greater than 50% of the voting power of such business entity or business segment of any such entity, if such issuance is approved by the Board; (iv) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) securities issued in the future in connection with the transactions contemplated by the Loan Agreement, or (vi) securities issued upon exercise or conversion of any option, warrant, right or convertible security outstanding as of the date hereof.

(e)          In lieu of complying with the provisions of this Section 3.1, the Company may elect to give notice to a Holder within thirty (30) days after the issuance or first offer of New Securities.  Such notice shall describe the type, price and terms of the New Securities. The Holder shall have fourteen (14) days from the date of receipt of such notice to elect to purchase up to the number of New Securities that would, if purchased by the Holder, maintain such Holder’s percentage ownership position, calculated as set forth in Section 3.1(b) prior to giving effect to the issuance of such New Securities.  The closing of such sale shall occur within thirty (30) days of the date of notice to the Holder.

3.2.                              Termination.  The provisions of this Section 3 shall terminate (a) with respect to all Holders on May 1, 2010, and (b) with respect to each Holder upon the

11

consummation of an offering or sale of New Securities in which such Holder elects not to participate.

4.                                       Assignment of Registration and Participation Rights.  The Participation Rights provided under Section 3 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities (or rights to acquire such securities).  In addition, the rights to cause the Company to register Registrable Securities pursuant to Section 2, may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities (or rights to acquire such securities); provided, however, that the rights to cause the Company to register Registrable Securities pursuant to Section 2: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

5.                                       Miscellaneous.

5.1.                              Transfers, Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2.                              Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its principles of conflicts of laws.

5.3.                              Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4.                              Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5.                              Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

12

All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, to the address indicated below, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.5.

To the Company:

Granite City Food & Brewery Ltd.

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

Facsimile No.: 952-215-0671

Attn: Chief Financial Officer

with a copy to:

Briggs & Morgan, P.A.

2200 IDS Center

80 South 8th Street

Minneapolis,  MN 55402

Facsimile: (612) 977-8650

Attn:  Avron Gordon

To the Investors:

At the addresses of such Investors set forth

in the Loan Agreement; with a copy to:

Maslon Edelman Borman & Brand, LLP

3300 Wells Fargo Center

90 South 7th Street

Minneapolis, Minnesota 55402

Facsimile: (612) 642-8369

Attn:  Joseph Alexander

5.6.                              Severability.  The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.7.                              Entire Agreement.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

Signature Page Follows

13

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

GRANITE CITY FOOD & BREWERY LTD.

By:	/s/ James G. Gilbertson
Name: James G. Gilbertson
Title: Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF HOLDERS TO FOLLOW]

14

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

NAME OF INDIVIDUAL INVESTOR:

OR

HARMONY EQUITY INCOME FUND, L.L.C.:

AUTHORIZED SIGNATORY

By:	/s/ Eugene E. McGowan
Name: Eugene E. McGowan
Title: Managing Member

ADDRESS FOR NOTICE

15

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

NAME OF INDIVIDUAL INVESTOR:

OR

HARMONY EQUITY INCOME FUND II, L.L.C.:

AUTHORIZED SIGNATORY

By:	/s/ Eugene E. McGowan
Name: Eugene E. McGowan
Title: Managing Member

ADDRESS FOR NOTICE

c/o:	McGowan Capital Group
Street: 201 S. Phillips Avenue, Suite 100
City/State/Zip: Sioux Falls, SD 57104
Attention:
Tel:	(605) 357-5307
Fax:	(605) 357-5303
Email:	gene@mcgowancapitalgroup.com

16

EXHIBIT D
COMPLIANCE CERTIFICATE

To:	Harmony Equity Income Fund, L.L.C. (“Administrative Agent”)
Date:	, 20
Subject:	Financial Statements

In accordance with our Bridge Loan Agreement dated as of March     , 2009 (as amended, the “Credit Agreement”), attached are the financial statements of Granite City Food & Brewery Ltd., a Minnesota corporation (the “Borrower”) as of and for                                   , 20       (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Credit Agreement.

The undersigned certifies that the Current Financials have been prepared in accordance with GAAP, and fairly present the Borrowers’ financial condition as of the date thereof.

Events of Default.  The undersigned further hereby certifies as follows:  (Check one):

☐            The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

☐            The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto.  The Borrower acknowledges that pursuant to 2.5(b) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

Adverse Events of the Borrower.  The undersigned further hereby certifies as follows (check one):

☐            The undersigned has no knowledge of any event constituting an Adverse Event to the Borrowers.

☐            The undersigned has knowledge of an event or events constituting an Adverse Event to the Borrowers, which has not been previously disclosed in writing to the Lender.  Attached to this Certificate is a statement of the facts with respect thereto.

Financial Covenants.  The undersigned further hereby certifies as follows (check and complete each of the following):

1.             Minimum Income from Restaurant Operations.  Pursuant to Section 5.2(a) of the Credit Agreement, as of the Reporting Date, the operating income from the Restaurant before interest, taxes, depreciation and amortization (“IROP”), measured on a rolling three-month average, was $                              , which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than the amount set forth opposite the applicable period below:

Period Ending	Minimum IROP
March 31, 2009	$56,300

Period Ending	Minimum IROP
April 28, 2009	$59,144
May 26, 2009	$65,794
June 30, 2009	$69,350
July 28, 2009	$72,654
August 25, 2009	$70,301
September 29, 2009	$67,533
October 27, 2009	$64,832
November 24, 2009	$62,537
December 29, 2009	$62,183
January 26, 2010	$58,735
February 23, 2010	$56,733
March 30, 2010	$56,300
April 27, 2010	$59,144
May 25, 2010	$65,794
June 29, 2010	$69,350
July 27, 2010	$72,654
August 31, 2010	$70,301
September 28, 2010	$67,533
October 26, 2010	$64,832
November 30, 2010	$62,537
December 28, 2010	$62,183

2.             Minimum Consolidated Cash Flow.  Pursuant to Section 5.2(b) of the Credit Agreement, as of the Reporting Date (provided such Reporting Date coincides with the end of Borrowers’ fiscal quarter), the Borrowers’ net consolidated revenue on a quarterly basis, was $                            , which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than the amount set forth below for such fiscal quarter:

Quarter Ending	Net Revenue
March 31, 2009	$19,231,625
June 30, 2009	$23,137,580
September 29, 2009	$22,516,093
December 29, 2009	$22,840,619
March 30, 2010	$19,231,625
June 29, 2010	$23,137,580
September 28, 2010	$22,516,093
December 28, 2010	$22,840,619

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above.  These computations were made in accordance with GAAP.

GRANITE CITY FOOD & BREWERY LTD.

By:
Its:

GRANITE CITY RESTAURANT OPERATIONS, INC.

By:
Its:

SCHEDULE 2.1
LENDERS/LOAN AMOUNTS

Lender	Loan Amount
Harmony Equity Income Fund, L.L.C.	$400,000.00

Harmony Equity Income Fund II, L.L.C.	$400,000.00

SCHEDULE 4.3
OWNERSHIP DISCLOSURE

Name of Subsidiary	State of Incorporation

Granite City — Arkansas, Inc.	Arkansas

Granite City — Orland Park, Inc.	Illinois

Granite City — Rockford, Inc.	Illinois

Granite City — Peoria, Inc.	Illinois

Granite City of Indiana, Inc.	Indiana

Granite City of Kansas Ltd.	Kansas

Granite City Restaurant Operations, Inc.	Minnesota

Granite City — Creve Coeur, Inc.	Missouri

Granite City of Ohio, Inc.	Ohio